Dallas	SunTrust Financial Centre, Suite 1700
Denver	401 E. Jackson Street
Fort Lauderdale	Tampa, Florida 33602-5250
Jacksonville
Las Vegas	www.akerman.com
Los Angeles
Madison	813 223 7333 tel 813 223 2837 fax
Miami
New York
Orlando
Tallahassee
Tampa
Tysons Corner
Washington, DC
West Palm Beach

April 16, 2010

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of 2,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) that may be issued pursuant to the Company’s 2005 Stock Incentive Plan, as amended (the “Plan”).

In connection with the Registration Statement, we have examined, considered and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Nevada, and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Akerman Senterfitt
AKERMAN SENTERFITT